CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors Instapay Systems, Inc.

We consent to the incorporation by reference in the Registration Statement of Instapay Systems, Inc., on Form SB-2/A to be filed with the Commission on or about November 29, 2004 of our Independent Auditors' Report dated April 15, 2004 covering the financial statements of Instapay Systems, Inc. for the year ended December 31, 2003, which is in its Form 10-KSB for the fiscal year ended December 31, 2003.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
November 29, 2004